CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN
         FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.10

                      FIBRE CHANNEL CROSS-LICENSE AGREEMENT
                                     BETWEEN
                                 JNI AND ADAPTEC

        This Fibre Channel Cross-License Agreement (the "AGREEMENT") is made effective as of November 12, 1998 (the "EFFECTIVE DATE"), by and between Adaptec, Inc., having a place of business at 691 South Milpitas Boulevard, Milpitas, California 95035 ("ADAPTEC"), and Jaycor Networks, Inc., having a place of business at 9775 Towne Centre Drive, San Diego, California 92121 ("JNI").

                                    RECITALS

        A. Adaptec and JNI are entering into that certain Asset Acquisition Agreement of even date herewith (the "ASSET ACQUISITION AGREEMENT") under which JNI is acquiring from Adaptec certain assets and rights with respect to Adaptec's fibre channel host bus adapters and PCI to fibre channel controllers products.

        B. JNI desires that Adaptec grant to JNI a non-exclusive license to certain fibre channel technology used by Adaptec in connection with its non-fibre channel-related products.

        C. Adaptec desires that JNI grant to Adaptec a non-exclusive license to use any error corrections, updates and other future versions and releases of such Adaptec fibre channel technology developed by JNI to enable Adaptec to integrate JNI's chip-level fibre channel products in and with Adaptec products and to distribute such integrated products, and to distribute such error corrections, updates and future versions and releases with fibre channel products supplied by JNI or its licensees.

        NOW, THEREFORE, Adaptec and JNI agree as follows

        1. DEFINITIONS.

               1.1 "ADAPTEC LICENSED TECHNOLOGY" means the Adaptec fibre channel firmware and software and blocks identified in Exhibit A hereto.

               1.2 "ADAPTEC LICENSED PATENTS" means the issued patents, patent applications and invention disclosures identified in Exhibit B hereto.

               1.3 "ADAPTEC REMUS SOFTWARE" means the Adaptec software identified in Exhibit A hereto and any error corrections and updates for such software that Adaptec provides to JNI pursuant to Section 2.2(e).

               1.4 "FIBRE CHANNEL PRODUCTS" means the fibre channel chip-level and boardlevel products identified in Schedule 1.9 of the Asset Acquisition Agreement and other fibre channel products based on such products. Fibre Channel Products include without limitation the Completed Fibre Channel Products (as defined in the Asset Acquisition Agreement) and Incomplete Fibre Channel Products (as defined in the Asset Acquisition Agreement).

               1.5 "JNI LICENSED TECHNOLOGY" means any and all error corrections, updates and future versions or releases of the fibre channel chip firmware and software identified in Exhibit C hereto developed by or for JNI during a five (5) year period commencing as of the Effective Date and which are incorporated into Fibre Channel Products purchased by Adaptec from JNI or its licensees.

               1.6 "INTELLECTUAL PROPERTY RIGHTS" means patent rights (including patent applications and disclosures), rights of priority, mask work rights, industrial design rights, copyrights, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction in the world.

        2. CROSS-LICENSES.

               2.1 Adaptec Licensed Technology License.

                      (a) License Grant. Subject to the terms and conditions of this Agreement, Adaptec grants JNI an irrevocable, perpetual, non-exclusive, worldwide, fully paid and royalty-free license under all of Adaptec's Intellectual Property Rights in the Adaptec Licensed Technology to use, copy and modify such technology solely in connection with the design, development, manufacture, licensing, distribution and sale of Fibre Channel Products.

                      (b) Sublicensable Rights. As to the "Fibre Channel SlimHIM code" and "Fibre Channel CHIM code" components of the Adaptec Licensed Technology identified in Exhibit A hereto, JNI will have the right to sublicense the rights set forth in subsection (a) to JNI's customers of the Fibre Channel Products. As to all other components of the Adaptec Licensed Technology identified in Exhibit A hereto, JNI will have no right to sublicense the rights set forth in subsection (a).

                      (c) Scope of License Expansion. JNI will have the right to exercise the license rights granted under subsection (a) in connection with the design, development, manufacture, licensing, distribution and sale of products other than Fibre Channel Products, as approved in advance in writing by Adaptec, which approval will not be unreasonably withheld.

               2.2 Adaptec Remus Software License.

                      (a) License Grant. Subject to the terms and conditions of this Agreement, Adaptec grants JNI an irrevocable, perpetual, non-exclusive, non-sublicensable, worldwide, royaltybearing license under all of Adaptec's Intellectual Property Rights in the Adaptec Remus Software to reproduce and distribute the Adaptec Remus Software, in binary code form, solely in connection with JNI's distribution and sale of Fibre Channel Products to Avid Technology, Inc. ("AVID"). JNI's rights in the Adaptec Remus Software will be limited to those expressly granted in this Section 2.2. Adaptec reserves all rights and licenses in and to the Adaptec Remus Software not expressly granted to JNI under this Agreement.

                      (b) Royalty Payment and Payment Terms. For each copy of the Adaptec Remus Software distributed by JNI, JNI will pay Adaptec a
*                                                 . Within  *
                                        , JNI will deliver to

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

Adaptec a written report showing all information reasonably necessary for Adaptec to compute the amount of royalties payable by JNI for the applicable calendar quarter. JNI will pay any royalties due at the time such report is provided to Adaptec. All payments made under this Agreement after their due date will incur interest at a rate equal to one percent (1.0%) per month or the highest rate permitted by applicable law, whichever is lower. JNI will pay to Adaptec all amounts payable under this Agreement by check or, at Adaptec's option, by bank-to-bank wire transfer to an account designated by Adaptec.

                      (c) Taxes. All amounts payable by JNI under this Section
2.2 are exclusive of all sales, use, and other taxes and duties. JNI will be responsible for all such taxes and duties and will indemnify and hold Adaptec harmless from and against any obligation liability or claim imposed on Adaptec by any taxing authority to pay any such taxes and duties.

                      (d) JNI's Records and Audit. JNI will maintain complete and accurate records regarding the Adaptec Remus Software for a period of one
(1) year after the distribution of such software. Adaptec will have the right, upon reasonable notice and during normal business hours, to appoint an Adaptec representative, mutually agreed to by both parties, to audit such records. If, upon performing such audit, it is determined that JNI has underpaid Adaptec by an amount greater than five percent (5%) of the payments due Adaptec under subsection (b) in the period being audited, JNI will immediately reimburse Adaptec for all reasonable expenses and costs incurred by Adaptec in connection with such audit in addition to its obligation to make full payment under subsection (b).

                      (e) Support. Adaptec; will provide JNI, at no additional cost, with those error corrections and updates for the Adaptec Remus Software that Adaptec provides generally to its other licensee of such software. Adaptec's obligation under this subsection (e) will remain in effect until the earlier of Adaptec's discontinuance of support for such software or the last shipment by JNI to Avid of the Fibre Channel Product in connection with which such software is used.

               2.3 Adaptec Board Testing Software License Grant. Subject to the terms and conditions of this Agreement, Adaptec grants JNI an irrevocable, perpetual, non-exclusive, worldwide, fully paid and royalty-free license under all of Adaptec's Intellectual Property Rights in the component of the Adaptec Licensed Technology identified in Exhibit A hereto as "board testing software" to use such software solely in connection with the design, development and manufacture of board-level Fibre Channel Products.

               2.4 Adaptec Licensed Patents License Grant. Subject to the terms and conditions of this Agreement, Adaptec grants JNI a an irrevocable, perpetual, non-exclusive, non-sublicensable, worldwide, fully paid and royalty-free license to practice the Adaptec Licensed Patents solely to make, have made, use, import and sell Fibre Channel Products.

               2.5    JNI Licensed Technology License.

                      (a) License Grant. Subject to the terms and conditions of this Agreement, JNI grants Adaptec an irrevocable, perpetual, non-exclusive, non-sublicensable, worldwide, fully-paid and royalty-free license under all of JNI's Intellectual Property Rights in the JNI Licensed Technology as follows:

                             (i) As to the "Fibre Channel sequencer code," Fibre
Channel SlimHIM code," and "Fibre Channel CHIM code" components of the JNI Licensed Technology identified in Exhibit C hereto, Adaptec will have the right to reproduce and modify such components, in source code form, to integrate chip-level Fibre Channel Products supplied by JNI or its licensees in and with Adaptec products and to distribute (directly and indirectly) such integrated products;

                             (ii) As to the "OSMs" and "Fibre Channel BIOS"
components of the JNI Licensed Technology identified in Exhibit C hereto:

                                    (A) Adaptec will have the right to reproduce
and modify such components, in source code form, solely in connection with RAID-related applications (and any other non-competitive application type, as approved in advance in writing by JNI, which approval will not be unreasonably withheld); and

                                    (B) Adaptec will have the right to
distribute (directly and indirectly) such components, unmodified or modified by Adaptec, in binary code form, with any Fibre Channel Products supplied by JNI or its licensees.

                      (b) Adaptec Affiliates. The rights granted to Adaptec under subsection (a) above may be exercised by any Adaptec Affiliate. For purposes of this Section, an "Adaptec Affiliate" means any entity (excluding a direct competitor of JNI) which controls, is controlled by, or is under common control with, Adaptec, where "control" means having the ability to elect a majority of the board of directors or a similar governing body.

                      (c) Delivery of JNI Licensed Technology. JNI will promptly provide Adaptec all JNI Licensed Technology, as soon as JNI furnishes or otherwise makes available such JNI Licensed Technology to any other third-party.

        3.     OWNERSHIP.

               3.1 Ownership Rights. Adaptec presently owns and, notwithstanding this Agreement, will continue to own all worldwide right, title and interest in and to the Adaptec Licensed Technology and Adaptec Remus Software, and all worldwide Intellectual Property Rights therein and thereto, whether the Adaptec Licensed Technology or Adaptec Remus Software is separate or combined with any hardware, software, firmware, integrated circuits or devices of any kind. JNI will own all worldwide right, title and interest in and to the JNI Licensed Technology and all worldwide Intellectual Property Rights therein and thereto, whether the JNI Licensed Technology is separate or combined with any hardware, software, firmware, integrated circuits or devices of any kind.

               3.2    Protection of Ownership.

                      (a) JNI Obligations. JNI will use its reasonable efforts to protect Adaptec's Intellectual Property Rights in the Adaptec Licensed Technology, Adaptec Remus Software and Adaptec Licensed Patents and will use its reasonable efforts to report promptly to Adaptec any infringement or misappropriation of such rights of which JNI becomes aware. Adaptec reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights in the Adaptec Licensed Technology and Adaptec Remus Software and to enforce any Adaptec Licensed Patents against any third parties. JNI expressly acknowledges and affirms Adaptec's ownership of the Adaptec Licensed Technology and Adaptec Remus Software as set forth in Section 3.1 above and Adaptec's ownership of the Adaptec Licensed Patents.

                      (b) Adaptec Obligations. Adaptec will use its reasonable efforts to protect JNI's Intellectual Property Rights in the JNI Licensed Technology and will use its reasonable efforts to report promptly to JNI any infringement or misappropriation of such rights of which Adaptec becomes aware. JNI reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misappropriation of its Intellectual Property Rights in the JNI Licensed Technology. Adaptec expressly acknowledges and affirms JNI's ownership of the JNI Licensed Technology as set forth in
Section 3.1 above.

4. WARRANTIES.

               4.1 General Warranties. Each party warrants that: (i) it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) the execution, delivery and performance of this Agreement has been duly and validly authorized by such party; and (iii) upon execution and delivery, this Agreement will constitute a valid and binding agreement of such party, enforceable against it in accordance with these terms.

               4.2    Other Warranties.

                      (a) Adaptec Warranties. Adaptec warrants that:

                             (i) the Adaptec Licensed Technology and Adaptec
Remus Software, as delivered to JNI by Adaptec as of the Effective Date (as distinct from implementation of such technology and software in Fibre Channel Products), does not infringe the Intellectual Property Rights of any third party;

                             (ii) the Adaptec Licensed Technology and Adaptec
Remus Software, as implemented by Adaptec in any Completed Fibre Channel Products as of the Effective Date, does not infringe the Intellectual Property Rights of any third party; and

                             (iii) to the best of Adaptec's knowledge, the
Adaptec Licensed Technology and Adaptec Remus Software can be implemented in any Incomplete Fibre Channel Products without infringing the Intellectual Property Rights of any third party.

                      (b) JNI Warranties. JNI warrants that the JNI Licensed Technology delivered to Adaptec by JNI as implemented by JNI in any Fibre Channel Product will not infringe the Intellectual Property Rights of any third party.

               4.3 Warranty Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 4.2, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS AND IMPLIED, WITH RESPECT TO THE ADAPTEC LICENSED TECHNOLOGY, ADAPTEC REMUS SOFTWARE, AND THE JNI LICENSED TECHNOLOGY, AS APPLICABLE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY AND NONINFRINGEMENT.

        5. INDEMNITIES.

               5.1 Indemnity Obligation. Each party (an "INDEMNIFYING PARTY") agrees to indemnify, defend, and hold the other party (the "INDEMNIFIED PARTY") harmless from and against all damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees resulting from any third party claim based on a breach by the Indemnifying Party of any of its warranties set forth in
Section 4; provided that: (i) the Indemnified Party furnishes the Indemnifying Party with prompt written notice of any such claim; (ii) the Indemnified Party provides the Indemnifying Party with sole control of the defense and settlement of any such claim; and (iii) the Indemnified Party provides the Indemnifying Party, at the Indemnifying Party's expense, with all information and assistance reasonably necessary for the defense and settlement of any such claim. The Indemnified Party will have the right to retain counsel, at the Indemnified Party's expense, to participate in the defense of any such claim. The Indemnifying Party will not settle any such claim without first obtaining the Indemnified Party's prior written consent, which consent will not be unreasonably withheld, if the terms of such settlement would adversely affect the Indemnified Party's rights under this Agreement.

               5.2 Workaround Obligation. In the event an Indemnified Party is enjoined from using the technology of the Indemnifying Party, as licensed hereunder, the Indemnifying Party will, to the extent commercially practicable use reasonable efforts to provide a workaround or other modification to enable the Indemnified Party to continue to use the enjoined technology.

               5.3 Sole Remedy and Indemnity Limitations. The provisions of this
Section 5 set forth the Indemnified Party's sole and exclusive remedies and the Indemnifying Party's sole and exclusive obligations for any claim based on a breach by the Indemnifying Party of any of its warranties set forth in Section
4. In addition, Adaptec and JNI expressly acknowledge and agree that, notwithstanding anything in this Agreement to the contrary: (i) Adaptec's obligations and aggregate liability under this Section 5 are subject to the terms and conditions set forth in Section 9.1 and Section 9.6(ii), as set forth in the Asset Acquisition Agreement; and (ii) JNI's aggregate liability under this Section 5 shall not exceed the limit on Adaptec's liability set forth in
Section 9.6(ii) of the Asset Acquisition Agreement, and shall be determined and be payable on the same terms as the terms applicable to Adaptec in Section 9.6(ii) of the Asset Acquisition Agreement.

         6.     CONFIDENTIALITY.

               6.1 Definition of Confidential Information. "CONFIDENTIAL INFORMATION" means: (i) the Adaptec Licensed Technology and Adaptec Remus Software; (ii) the JNI Licensed Technology; and (iii) any other non-public technical or business information disclosed by a disclosing party to a receiving party under this Agreement.

               6.2 Exclusions. Confidential Information does not include any information that: (i) is in or becomes part of the public domain through no fault or breach of this Agreement by the receiving party; (ii) was rightfully in the possession of the receiving party without an obligation of confidentiality prior to its disclosure hereunder; (iii) is independently developed by the receiving party without use of or reference to any of the disclosing party's Confidential Information; or (iv) a receiving party rightfully obtains from a third party without restriction on use or disclosure.

               6.3 Obligations. Each party will not use any of the disclosing party's Confidential Information except as expressly permitted under this Agreement. Each party will maintain all of the disclosing party's Confidential Information in strict confidence and not disclose any of the disclosing party's Confidential Information to any third parties except to employees, contractors, consultants, affiliates and sublicensees with a bona fide need to know for such party's performance of this Agreement, provided that each of the foregoing is subject to written nondisclosure and limited use restrictions at least as protective as those set forth herein. Each party will use its best efforts to prevent inadvertent disclosure, publication or dissemination of any of the disclosing party's Confidential Information and will promptly notify the disclosing party in writing of any actual or suspected unauthorized use or disclosure of any of its Confidential Information.

        7. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS, OR LOSS OF DATA, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OF THE ADAPTEC LICENSED PATENTS OR THE USE OR PERFORMANCE OF THE ADAPTEC LICENSED TECHNOLOGY OR THE ADAPTEC REMUS SOFTWARE OR THE JNI LICENSED TECHNOLOGY, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

        8. TERM. This Agreement will commence as of the Effective Date and will remain in force and effect thereafter.

        9. GENERAL PROVISIONS.

               9.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws rules and principles.

               9.2 Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's prior written consent, and any attempt to assign this Agreement without such consent will be null and void. The foregoing will not be deemed to prohibit either party from assigning this Agreement in connection with a merger or consolidation of such party or sale of all or substantially all of such party's assets with, into or to any entity. Subject to the foregoing, this Agreement will bind and inure to the benefit of each party's permitted successors and assigns.

               9.3 Waiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision. Neither party will be deemed to have waived any rights or remedies hereunder unless such waiver is in writing and signed by a duly authorized representative of the party against which such waiver is asserted.

               9.4 Force Majeure. Neither party will be responsible for any failure or delay in its performance due to causes beyond its reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, earthquakes, accidents, strikes, or fuel crises, provided that such party gives prompt written notice thereof to the other party and uses its diligent efforts to resume performance.

               9.5 Severability. If a court of competent jurisdiction finds any provision of this Agreement invalid or unenforceable, that provision of the Agreement will be amended to achieve as nearly as possible the intent of the parties, and the remainder of this Agreement will remain in full force and effect.

               9.6 Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous representations, discussions, negotiations, and agreements, whether written or oral, relating to its subject matter.

               9.7 Amendment. Modification. This Agreement may be amended or modified only by a writing that is signed by duly authorized representatives of both parties.

               9.8 Notices. All notices, approvals, consents and other communications required or permitted under this Agreement will be in writing and delivered by confirmed facsimile transmission, by courier or overnight delivery service with written verification of receipt, or by registered or certified mail, return receipt requested, postage prepaid, and in each instance will be deemed given upon receipt. All such notices, approvals, consents and other communications will be sent to the addresses set forth above or to such other address as may be specified by either party to the other in accordance with this Section.

               9.9 Relationship of Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the parties. Neither party nor its employees has the authority to bind or commit the other party in any way or to incur any obligation on its behalf.

               9.10 Compliance with Law. Each party will comply with all laws and regulations applicable to the performance of its obligations under this Agreement. Each party acknowledges that the other party's technology licensed hereunder, including any technical data related thereto, may be subject to U.S. export control laws and regulations and each party agrees not to export or re-export (directly or indirectly) any of the other party's technology licensed hereunder, or other technical data related thereto, without complying with all applicable U.S. export control laws and regulations.

               9.11 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or representatives and delivered as of the Effective Date.

AGREED:

ADAPTEC, INC.                         JAYCOR NETWORKS, INC.



By: /s/  LARRY BOUCHER                By: /s/  TERRY M. FLANAGAN
   ------------------------------        ---------------------------------
Printed Name:                         Printed Name:
             --------------------                  -----------------------
Title:                                Title:
      ---------------------------           ------------------------------

                                    11/12/98

                                    SCHEDULES
                                       TO

                             CROSS-LICENSE AGREEMENT

                                  ADAPTEC, INC.
                             FIBRE CHANNEL PRODUCTS

                                    EXHIBIT A

                           Adaptec Licensed Technology

Adaptec Licensed Technology includes the following:

      Discrete Circuits (as defined in the Asset Acquisition Agreement)

      Fibre Channel sequencer code

           Sequencer Assembly Code Compiler

           Sequencer Object Code Convert Software

    Fibre Channel SlimHIM code

    Fibre Channel CHIM code ("portable" Fibre Channel drivers, common for multiple O/S)

    Fibre Channel BIOS

    Remus Software (limited rights as described in Agreement)

      Board Testing Software used with test equipment transferred to JNI

    Blocks:

      *

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."

                                   EXHIBIT B

                            Adaptec Licensed Patents

ADPT CODE      TITLE                                                                 STATUS     PAT. #    FILED      O/C
ECX-00l/A-1C   Computer Bus to SCSI Bus Host Adapter Integrated Circuit              issued     5,655,147 4/19/94    GUNN

ECX-002/A      A Programmably Configurable Host Adapter Integrated Circuit
               Including A RISC Process                                              issued     5,659,690 10/15/92   GUNN

ECX-009/A-1C   Method and Apparatus for Automatically Loading Configuration          filed                10/21/97   SMMFF
               Data on Reset into a Host Adapter Integrated Circuit

ECX-017/A      Error Generation Circuit for Testing a Digital Bus                    issued     5,701,409 2/22/95    SMMFF

ECX-017/A-1C   Error Generation Circuit for Testing a Digital Bus                    filed                2/7/97     SMMFF

ECX-033/A      An Improved Hardware Command Block Delivery Queue for Host            filed                3/13/97    GUNN
               Adapters and Other Devices with Onboard Processors

ECX-034/A      An Improved Command Block Delivery Queue for Host Adapters            filed                3/13/97    GUNN

ESG-001/A      HST Mon Auto Disconnect                                               disclosure                      GUNN

ESG-002/A      ***upcoming RIO disclosure from Stillman

MCS-014/A      Improved Hardware Control Block Delivery Queues for Host              filed                5/22/97    GUNN
               Adapters and Other Devices with Onboard Processors

MCS-015/A      Execution Suspension and Resumption in Multi-Tasking Host Adapters    filed                6/2/98     GUNN

MCS-016/A      Register Partitioning in Multi-Tasking Host Adapters                  filed                6/2/98     GUNN

MCS-027/A      A Host Adapter Having a Snapshot Mechanism                            filed                6/2/98     SMMFF

MCS-028/A      A Host Adapter Having Paged Payload Buffers for Simultaneously        filed                6/2/98     SMMFF
               Transferring Data Between a Computer Bus and a Peripheral Bus

MCS-029/A      A Host Adapter Capable of Simultaneously Transferring Data of         filed                6/2/98     SMMFF
               Multiple Contexts Between a Computer Bus and a Peripheral Bus

MCS-031/A      Multiple Access Memory Architecture                                   filed                6/2/98     SMMFF

MCS-032/A      Decouple Serial Memory Access with Passkey Protected Memory Areas     filed                6/2/98     SMMFF

MCS-033/A      Non-Invasive Processor Master Back Off                                filed                6/2/98     GUNN

MCS-034/A      Monitor Port with Selectable Trace Support                            filed                6/2/98     SMMFF

MCS-035/A      Data Stream Packer and Unpacker Integrated Circuit                    filed                6/2/98     SMMFF

MCS-036/A      PROVISIONAL: Fast Stack Save and Restore System and Method            provisional                     SMMFF

MCS-037/A      Source-Destination Re-Timed Cooperative Communication Bus             filed                6/2/98     GUNN

MCS-039/A      Timer Using a Single Counter to Track Multiple Time-Outs              filed                6/2/98     SMMFF

MCS-041/A      Host Adapter Including Interrupt Posting Structure                    filed                6/2/98     SMMFF

STG-001/A      High Speed Boundary Scan Design                                       filed                10/16/97   H&M

STG-010/A      A Low Power Scan Cell                                                 filed                6/30/98    GUNN

STG-018/A      Fibre Channel Host Bus Adapter Having Multi-Frequency Clock Buffer    filed                9/25/98    Christie
               For Reduced Power Consumption

STG-019/A      Electrostatic Discharge Protection Bus/Die Edge Seal and Method
               for Making the Same                                                   filed                7/15/98    H&M

STG-021/A      Boundary Scan Cells with Improved Timing Characteristics              filed                9/15/98    H&M

                                    EXHIBIT C

                             JNI Licensed Technology

JNI Licensed Technology includes the following:

    Fibre Channel sequencer code

          Sequencer Assembly Code Compiler

          Sequencer Object Code Convert Software

    Fibre Channel SlimHIM code

    Fibre Channel CHIM code ("portable" Fibre Channel drivers, common for multiple O/S)

Operation system modules (OSMs), including:

    Fibre Channel Windows NT 4.0 drivers

    Fibre Channel Windows NT 5.0 drivers

    Fibre Channel Solaris drivers

    Fibre Channel Unixware drivers

    Fibre Channel Mac O/S drivers

    Fibre Channel BIOS